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                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements on Form S-4 (File No. 333-68139) and Form S-8 (File Nos. 33-37666, 33-46113, 33-
58145, 33-60631, 333-06843, 333-30185, 333-30201, 333-36737 and 333-74451) of
our report dated February 9, 1999, on our audit of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of December 31, 1998 and 1997, and for the fiscal year ended December 31, 1998, the six-month transition period ended December 31, 1997, and the two fiscal years ended June 30, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
March 26, 1999